EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of River Valley Bancorp on Form S-8, File No. 333-39053 and File No. 333-197415, of our report dated March 12, 2015, on our audits of the consolidated financial statements of River Valley Bancorp as of December 31, 2014 and 2013 and for each of the years then ended, which report is included in River Valley Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.
BKD, LLP
Indianapolis, Indiana
March 12, 2015